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                                                                    EXHIBIT 11.1

                                META GROUP, INC.

                    EXHIBIT TO QUARTERLY REPORT ON FORM 10-Q

                   COMPUTATION OF NET INCOME PER COMMON SHARE


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                                                                FOR THE THREE MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                                                           JUNE 30,                            JUNE 30,
                                                               -----------------------------       -----------------------------
                                                                   2000              1999              2000              1999
                                                               -----------       -----------       -----------       -----------
Net income.................................................    $ 2,791,000       $ 2,048,000       $ 4,575,000       $ 3,357,000
                                                               ===========       ===========       ===========       ===========
Weighted average number of common and common
   equivalent shares outstanding:

      Common shares
        outstanding during the period .....................     10,738,153        10,850,788        10,666,186        11,337,887

      Common share equivalents - options
        to purchase common shares .........................      1,094,076           466,195         1,256,424           797,980
                                                               -----------       -----------       -----------       -----------
               Total ......................................     11,832,229        11,316,983        11,922,610        12,135,867
                                                               ===========       ===========       ===========       ===========
Net income per diluted common share .......................    $       .24       $       .18       $       .38       $       .28
                                                               ===========       ===========       ===========       ===========
Net income per basic common share .........................    $       .26       $       .19       $       .43       $       .30
                                                               ===========       ===========       ===========       ===========


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